Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Michael Levitz

Vice President, CFO, and Treasurer

(978) 326-4000

Mark Namaroff

Director of Strategic Marketing and Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Corporation Announces Results

For the Fourth Quarter and Fiscal Year Ended July 31, 2009

Revenues Improve During the Quarter as Market Conditions Appear to be Stabilizing

PEABODY, MA (September 24, 2009) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision medical and security imaging equipment, today announced results for its fourth quarter and fiscal year ended July 31, 2009.

Highlights during the fourth quarter included:

•	Revenues of $98.3 million, up $4.7 million versus Q3 2009

•	Reported EPS: ($0.02) per diluted share; Adjusted non-GAAP EPS: $0.11 per diluted share

•	Recorded $3.1 million pre-tax restructuring charge ($2.0 million after tax)

•	Positive cash flow from operations of $7.9 million

Revenues for the fourth fiscal quarter ended July 31, 2009, were $98.3 million, compared with third quarter revenues of $93.6 million and the prior fiscal year’s fourth quarter revenues of $117.1 million. Income (loss) from operations for the fourth quarter was ($2.6) million compared with income of $1.5 million in the third quarter of fiscal 2009 and income of $2.4 million in the prior year’s fourth quarter. Reported results for the fourth quarter of fiscal 2009 included a charge of $3.1 million ($2.0 million after tax) due to restructuring expenses related to a reduction in force and downsizing of facilities. Reported net income (loss) for the fourth quarter of fiscal 2009 was ($0.3) million, or ($0.02) per diluted share, compared with income of $2.3 million, or $0.18 per diluted share, in the third quarter of fiscal 2009 and $3.3 million, or $0.25 per diluted share, for the prior year’s fourth quarter.

On an adjusted, non-GAAP basis, income from operations for the fourth quarter of fiscal 2009 was $1.4 million compared with $3.3 million in the third quarter and $10.7 million in the prior year fourth quarter. Adjusted non-GAAP net income for the fourth quarter was $1.4 million, or $0.11 per diluted share, compared with $3.1 million, or $0.24 per diluted share, in the third quarter of fiscal 2009 and $7.2 million, or $0.55 per diluted share, for the prior year’s fourth quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

For fiscal 2009, revenues were $396.1 million, compared with revenues of $413.5 million in fiscal 2008. Reported net income for fiscal year 2009 totaled $3.7 million, or $0.29 per diluted share, as compared with net income of $23.5 million, or $1.77 per diluted share, for fiscal 2008.

“Fiscal 2009 was a challenging year due to the global economic conditions, however market conditions appear to have stabilized,” commented Jim Green, president and CEO. “In addition to our Digital Radiography and Security businesses performing well through the downturn, our CT business is stabilizing, and we are seeing increased demand in MRI and especially in our end-user specialized ultrasound business.”

Segment Revenues

Medical Imaging revenues were $51.2 million for the fourth quarter of fiscal 2009, up $1.2 million from the third quarter and down $16.2 million over the prior year’s fourth quarter. Revenues were up slightly during the fourth quarter due to increased shipments of MRI and motion controls products. During the quarter, the Company completed its transition to consigned inventory per a major OEM contract which had the effect of delaying approximately $1.5 million of revenue and increasing finished goods inventory.

Digital Radiography revenues were $8.4 million for the fourth quarter of fiscal 2009, down $1.9 million from the third quarter and down $0.4 million over the prior year. The decrease in revenue was driven by the phasing out of non-mammography detectors as the Company continues to focus the business on the premium segment of Selenium based full field digital mammography detectors.

BK Medical revenues were $23.7 million for the fourth quarter of fiscal 2009, up $4.5 million from the third quarter and down $1.4 million from the prior year. The increase in revenue during the fourth quarter was due primarily to increasing demand for the new FlexFocus ultrasound scanner coupled with a $1.9 million international tender.

Security Technology revenues were $12.8 million for the fourth quarter of fiscal 2009, up $0.6 million from the third quarter and down $0.1 million from a year earlier. During the quarter, the Company shipped the first production eXaminer SX and received a contract from the Transportation Security Administration for the completion of the OnGuard DualUse system for both check-bag and check-point applications in smaller airports.

Use of Adjusted Non-GAAP Financial Measures

This document includes adjusted non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Adjusted non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The adjusted non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our adjusted non-GAAP measures are provided at the end of this press release.

Conference Call

Analogic will conduct an investor conference call on Thursday, September 24, at 5:00 p.m. (ET) to discuss the results for the fourth quarter. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at www.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) October 23, 2009. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 75343875. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Friday, October 23, 2009.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic Corporation is a growth oriented high-technology signal and image processing company, providing products and services to original equipment manufacturers (OEMs) and end users in growing medical diagnostics and security markets worldwide. The Company is recognized worldwide for advancing the state of the art in automatic explosives detection, computed tomography (CT), digital radiography (DR), ultrasound, magnetic resonance imaging (MRI), and advanced signal processing. For more information, visit www.analogic.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended			Twelve months Ended
	July 31, 2009	April 30, 2009	July 31, 2008	July 31, 2009	July 31, 2008
Net revenue:
Product	$89,515	$86,864	$110,797	$365,770	$388,506
Engineering	6,543	4,846	3,362	21,090	14,089
Other	2,231	1,883	2,981	9,289	10,914

Total net revenue	98,289	93,593	117,140	396,149	413,509

Cost of sales:
Product	59,849	55,908	70,908	242,857	240,657
Engineering	6,767	5,148	3,686	21,398	14,480
Other	1,636	1,576	1,937	6,698	7,274

Total cost of sales	68,252	62,632	76,531	270,953	262,411

Gross margin	30,037	30,961	40,609	125,196	151,098

Operating expenses:
Research and product development	10,779	10,572	13,544	45,276	48,947
Selling and marketing	8,923	8,985	10,319	37,320	34,528
General and administrative	9,803	9,899	10,282	40,166	39,296
Restructuring and voluntary retirement charges	3,131	—	4,016	6,619	4,016

Total operating expenses	32,636	29,456	38,161	129,381	126,787

Income (loss) from operations	(2,599)	1,505	2,448	(4,185)	24,311

Other income (expense):
Interest income, net	267	531	1,108	2,573	7,935
Gain on sale of other investments	815	—	2,000	838	2,084
Other, net	(1,152)	(158)	(291)	(436)	715

Total other income (expense)	(70)	373	2,817	2,975	10,734

Income (loss) before income taxes	(2,669)	1,878	5,265	(1,210)	35,045
Provision for (benefit from) income taxes	(2,384)	(373)	1,993	(4,915)	11,559

Net income (loss)	$(285)	$2,251	$3,272	$3,705	$23,486

Net income (loss) per share:
Basic	$(0.02)	$0.18	$0.24	$0.29	$1.78
Diluted	$(0.02)	$0.18	$0.25	$0.29	$1.77
Dividends declared per share	$0.10	$0.10	$0.10	$0.40	$0.40
Weighted-average shares outstanding:
Basic	12,665	12,619	13,234	12,835	13,180
Diluted	12,665	12,691	13,352	12,932	13,290

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	Q4 09 July 31, 2009	Q4 08 July 31, 2008
Assets:
Cash, cash equivalents, and marketable securities	$160,293	$186,442
Accounts receivable, net	64,874	66,573
Inventories	79,011	79,197
Other current assets	20,113	28,714

Total current assets	324,291	360,926
Property, plant, and equipment, net	83,688	90,405
Other assets	56,135	59,834

Total Assets	$464,114	$511,165

Liabilities and Stockholders’ Equity:
Accounts payable	$22,064	$28,329
Accrued liabilities	30,868	34,552
Advanced payments and deferred revenue	7,219	10,785

Total current liabilities	60,151	73,666

Long-term liabilities	6,444	8,993

Stockholders’ equity	397,519	428,506

Total Liabilities and Stockholders’ Equity:	$464,114	$511,165

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides adjusted non-GAAP gross margin, adjusted non-GAAP operating expenses, adjusted non-GAAP income from operations, adjusted non-GAAP income before income taxes, adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123(R), share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company’s operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Executive transition expenses. James W. Green was appointed as our President and CEO on May 21, 2007. Since his arrival Mr. Green made a number of changes in the senior leadership team reporting to him. As such, the Company incurred charges in fiscal 2008 for severance, executive search, relocation and other related expenses.

Management believes these charges should be excluded from the adjusted non-GAAP results because they were items not associated with the ongoing operations of the business.

Restructuring and Voluntary Retirement charges. The Company continuously strives to improve its operating efficiency. During the three months ended July 31, 2009, the Company reduced its work force by 85 employees or approximately 6% worldwide and vacated 50% of its office facility in Canton, MA on July 31, 2009 as a result of moving certain operations to our Peabody facility. The total cost of these activities was $3,131,000, which was recorded as an operating expense during the three months ended July 31, 2009.

During the three months ended January 31, 2009, the Company reduced its work force by 145 employees or approximately 9% worldwide. The total cost of these activities was $3,811,000 of which $3,488,000 was recorded as an operating expense during the three months ended January 31, 2009. An additional $323,000 was charged against restructuring accruals previously recorded as part of the Copley acquisition.

During the three months ended July 31, 2008, the Company offered a one-time voluntary retirement program to certain eligible U.S. employees. In addition, the Company terminated 32 employees in its Peabody, Massachusetts facility. Total cost of these activities was $4,016,000 in the three and twelve months ended July 31, 2008. Management believes that exclusion of these expenses allows for comparisons of operating results that are consistent over time.

Gain on sale of other investments. During the three months ended July 31, 2009, the Company received $838,000 as the final escrow payment related to the sale of its interest in Bio-Imaging Research (“BIR”) was recorded as other income in the twelve months ended July 31, 2009. During the three months ended October 31, 2007, the Company received $84,000 as an initial escrow payment related to the sale of its interest in BIR, which was recorded as other income in the twelve months ended July 31, 2008. On December 7, 2007, the Company received $555,000 from its insurance company as reimbursement for legal fees incurred in relation to an indemnification matter related to the Company’s sale of its wholly owned subsidiary Camtronics Medical Systems, Ltd. in November 2005. The $555,000 gain was recorded as other income during the twelve months ended July 31, 2008. On January 30, 2008, the Company agreed to sell to Chonqing Anke Medical Equipment Co., 20% of its existing 45% equity interest (for a remaining interest of 25%) in Shenzhen Anke High Tech Co. Ltd (“SAHCO”) for aggregate compensation of $2,000,000. The Company recognized a $2,000,000 gain in other (income) expense during the three months ended July 31, 2008 when the cash was received. These gains have been presented as a non-GAAP item for the related periods as management believes they are items not associated with the on-going operations of the business.

Taxes. For purposes of calculating adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Periodically, the Company recognizes certain non-recurring tax adjustments. In the three months ended January 31, 2009, the Company recorded $1,729,000 of discrete tax benefits of which $1,232,000 related to an income tax refund for R&D tax credits and $497,000 related the settlement of an income tax audit. In the three months ended April 30, 2009, the Company recorded $124,000 related to interest received on a tax refund. In the three months ended July 31, 2009, the company recorded $244,000 for a tax refund and related interest. As these adjustments do not reflect the underlying performance of the business they have been excluded from Non-GAAP net income.

Management excludes the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended			Twelve months Ended
	July 31, 2009	April 30, 2009	July 31, 2008	July 31, 2009	July 31, 2008
GAAP Gross Margin	$30,037	$30,961	$40,609	$125,196	$151,098
Share-based compensation expense	58	69	78	272	213
Acquisition related expenses	282	267	2,614	1,983	3,136

Adjusted Non-GAAP Gross Margin	$30,377	$31,297	$43,301	$127,451	$154,447

Percentage of Total Net Revenue	30.9%	33.4%	37.0%	32.2%	37.4%
GAAP Operating expenses	$32,636	$29,456	$38,161	$129,381	$126,787
Share-based compensation expense	(124)	(1,019)	(982)	(3,696)	(3,138)
Executive transition costs	—	—	—	—	(627)
Restructuring and voluntary retirement charges	(3,131)	—	(4,016)	(6,619)	(4,016)
Acquisition related expenses	(450)	(451)	(542)	(1,799)	(1,472)

Adjusted Non-GAAP Operating Expenses	$28,931	$27,986	$32,621	$117,267	$117,534

Percentage of Total Net Revenue	29.4%	29.9%	27.8%	29.6%	28.4%
GAAP Income (Loss) From Operations	$(2,599)	$1,505	$2,448	$(4,185)	$24,311
Share-based compensation expense	182	1,088	1,060	3,968	3,351
Executive transition costs	—	—	—	—	1,053
Restructuring and voluntary retirement charges	3,131	—	4,016	6,619	4,016
Acquisition related expenses	732	718	3,156	3,782	4,182

Adjusted Non-GAAP Income From Operations	$1,446	$3,311	$10,680	$10,184	$36,913

Percentage of Total Net Revenue	1.5%	3.5%	9.1%	2.6%	8.9%
GAAP Other income (expense)	$(70)	$373	$2,817	$2,975	$10,734
Gain on sale of other investments	(838)	—	(2,000)	(838)	(2,639)

Adjusted Non-GAAP Other income (expense)	$(908)	$373	$817	$2,137	$8,095

Percentage of Total Net Revenue	-0.9%	0.4%	0.7%	0.5%	2.0%
GAAP Income (Loss) Before Income Taxes	$(2,669)	$1,878	$5,265	$(1,210)	$35,045
Share-based compensation expense	182	1,088	1,060	3,968	3,351
Executive transition costs	—	—	—	—	1,053
Restructuring and voluntary retirement charges	3,131	—	4,016	6,619	4,016
Acquisition related expenses	732	718	3,156	3,782	3,483
Gain on sale of other investments	(838)	—	(2,000)	(838)	(1,940)

Adjusted Non-GAAP Income Before Income Taxes	$538	$3,684	$11,497	$12,321	$45,008

Percentage of Total Net Revenue	0.5%	3.9%	9.8%	3.1%	10.9%
GAAP Net Income (Loss)	$(285)	$2,251	$3,272	$3,705	$23,486
Share-based compensation expense	142	517	711	2,737	2,540
Executive transition costs	—	—	—	—	665
Restructuring and voluntary retirement charges	1,962	—	2,533	4,334	2,533
Acquisition related expenses	357	488	1,990	2,383	2,637
Gain on sale of other investments	(528)	—	(1,261)	(528)	(1,664)
Tax refunds and related interest	(244)	(124)	—	(2,097)	—

Adjusted Non-GAAP Net Income	$1,404	$3,132	$7,245	$10,534	$30,197

Percentage of Total Net Revenue	1.4%	3.3%	6.2%	2.7%	7.3%
GAAP Diluted Net Income (loss) Per Share	$(0.02)	$0.18	$0.25	$0.29	$1.77
Effect of non-GAAP adjustments	0.13	0.06	0.30	0.52	0.49

Adjusted Non-GAAP Diluted Net Income Per Share	$0.11	$0.24	$0.55	$0.81	$2.26